UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 N. Tustin Avenue Suite 206 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 541-6100
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Fresh Start Private Midwest LLC License Agreement

The Board of Directors of Fresh Start Private Management Inc., a Nevada corporation (the "Company") authorized the execution of a five year license agreement dated July 31, 2013 (the "License Agreement") with Fresh Start Private Midwest LLC, a Nebraska limited liability company ("Fresh Start Midwest"). The Company is involved in establishing alcohol rehabilitation and treatment centers and has created certain alcohol therapeutic and rehabilitation programs (the "Counseling Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors (the "Naltrexone Implant"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the Naltrexone Implant.

In accordance with the terms and provisions of the License Agreement: (i) the Company shall grant to Fresh Start Midwest for the territory consisting of the State of Nebraska (the "Territory") an exclusive license to use and distribute the Counseling Programs and certain products, including the Naltrexone Implant, constituting the Fresh Start Private Alcohol Rehabilitation Program; and  (ii) Fresh Start Midwest shall pay to the Company on a monthly basis as consideration for the grant of the license, the greater of: (a) $5,000 for each month of the term of the License Agreement; or (b) 20% of the revenue generated by Fresh Start Midwest or any entity (a third party seller) distributing the Naltrexone Implant or the Counseling Program during any month of the term of the License Agreement.

Fresh Start NoCal License and Distribution Agreement

The Board of Directors authorized the execution of a license and distribution agreement dated August 2, 2013 (the "Distribution and License Agreement") with Fresh Start NoCal LLC, a California limited liability company ("Fresh Start NoCal"). In accordance with the terms and provisions of the Distribution and License Agreement: (i) the Company shall grant to Fresh Start NoCal an exclusive license for the territory consisting of the forty-eight most northern counties of the State of California (the "Territory") to use and distribute the Counseling Programs and certain products, including the Naltrexone Implant; (ii) Fresh Start NoCal shall pay to the Company a one-time payment of a minimum of $334,000 and a maximum of $1,000,00 (the "Up-Front License Fee"); and (iii) 40% of gross revenues (the "Revenue Royalty Rate").

The Up-Front License Fee shall be adjusted as follows: (1) if $500,000 is paid as the Up-Front License Fee, the Revenue Royalty Rate shall be reduced to 30% and for every one dollar in excess of $500,000 but no more than $1,000,000 paid to the Company for the Up-Front License Fee, the Revenue Royalty Rate shall be reduced by 0.00004%.

In order to maintain the exclusivity of the license granted to FreshStart NoCal, the total minimum Revenue Royalty Rate paid by Fresh Start NoCal to the Company on or before the second anniversary of the opening of any clinic in the Territory shall be equal to or greater than $80,000.  Thereafter, the total minimum Revenue Royalty Rate paid by Fresh Start NoCal to the Company for each calendar year commencing on the second anniversary of the opening of any clinic in the Territory shall be not less than $80,000.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

Date: August 14, 2013	By:	/s/ Dr. Jorge Andrade
	Name:	Dr. Jorge Andrade
	Title:	Chief Executive Officer/Secretary